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EXHIBIT 24.2

ALLIANT TECHSYSTEMS INC.

POWER OF ATTORNEY
OF DIRECTORS AND/OR OFFICERS

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and/or officers of one or more of the subsidiaries of ALLIANT TECHSYSTEMS INC., a Delaware corporation (the "Company"), listed on Annex A (the "Subsidiary Guarantors"), do hereby make, constitute and appoint Daniel J. Murphy, Jr., Eric S. Rangen and Ann D. Davidson, and each or any one of them, the undersigned's true and lawful attorneys-in-fact, with full power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of the Subsidiary Guarantors to the registration statement of the Company and the Subsidiary Guarantors on Form S-3, or any other appropriate form, including any registration statement pursuant to Rule 429 of the Securities Act of 1933, as amended (the "Securities Act"), and any abbreviated registration statement related thereto (collectively, the "Registration Statement"), for the purpose of registering pursuant to the Securities Act and/or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), up to U.S.$280 million of the Company's 2.75 percent convertible senior subordinated notes due 2024, and the guarantees thereof given by the Subsidiary Guarantors, and the shares of the Company's common stock issuable upon conversion thereof for resale by the holders thereof from time to time, including the power and authority to sign any and all amendments or any and all post-effective amendments to such Registration Statement, or registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory body pertaining to the Registration Statement or the securities covered thereby, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted and that may be required to enable the Company and the Subsidiary Guarantors to comply with the Securities Act and/or the Exchange Act and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof.

        IN WITNESS WHEREOF, the undersigned have hereunto set the undersigned's hand as of the 1st day of June, 2004.

/s/ DANIEL J. MURPHY JR. Daniel J. Murphy Jr.	/s/ ERIC S. RANGEN Eric S. Rangen
/s/ ANTHONY G. CASTROGIOVANNI Anthony G. Castrogiovanni	/s/ MARK W. DEYOUNG Mark W. DeYoung
/s/ ANN D. DAVIDSON Ann D. Davidson	/s/ DONALD E. SHAFFER Donald E. Shaffer
/s/ RONALD D. DITTEMORE Ronald D. Dittemore	/s/ NICHOLAS G. VLAHAKIS Nicholas G. Vlahakis
/s/ ROBERT M. GORSKI Robert M. Gorski	/s/ THOMAS R. WILSON Thomas R. Wilson

Annex A

Name	Jurisdiction
Alliant Ammunition Systems Company LLC	Delaware
Alliant Ammunition and Powder Company LLC	Delaware
Alliant Holdings LLC	Delaware
Alliant International Holdings Inc.	Minnesota
Alliant Lake City Small Caliber Ammunition Company LLC	Delaware
Alliant Southern Composites Company LLC	Delaware
ATK Commercial Ammunition Company Inc.	Delaware
ATK Elkton LLC	Delaware
ATK International Sales Inc.	Delaware
ATK Missile Systems Company LLC	Delaware
ATK Ordnance and Ground Systems LLC	Delaware
ATK Tactical Systems Company LLC	Delaware
ATK Thiokol Inc.	Delaware
Ammunition Accessories Inc.	Delaware
Composite Optics, Incorporated	California
Federal Cartridge Company	Minnesota
GASL, Inc.	New York
Micro Craft Inc.	Tennessee
Mission Research Corporation	California
New River Energetics, Inc.	Delaware
Thiokol Technologies International, Inc.	Delaware

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ALLIANT TECHSYSTEMS INC. POWER OF ATTORNEY OF DIRECTORS AND/OR OFFICERS